Exhibit 99.1

Esquire Financial Holdings, Inc. Announces
Exercise of Underwriter's Option to Purchase Additional Shares

JERICHO, NEW YORK (July 17, 2017) – Esquire Financial Holdings, Inc. (NASDAQ: ESQ) today announced that the underwriter of Esquire's initial public offering has exercised its full over-allotment option to purchase an additional 354,580 shares of common stock from Esquire at the public offering price of $14.00 per share. The net proceeds to Esquire, after deducting the underwriting discount and estimated offering expenses associated with the over-allotment option, are expected to be approximately $4.6 million. The sale of the additional shares is expected to close on July 20, 2017, subject to customary closing conditions.

Sandler O'Neill + Partners, L.P. acted as sole book-running manager for the offering.

The Securities and Exchange Commission declared the Registration Statement (File 333-218372) relating to these securities effective on June 26, 2017. The offering is being made only by means of a prospectus forming part of the effective registration statement. Copies of the final prospectus relating to the offering may be obtained by contacting Sandler O'Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, by phone, toll-free at (866) 805-4128 or by email at syndicate@sandleroneill.com.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of the common stock, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The common stock is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

About Esquire Financial Holdings, Inc.

Esquire Financial Holdings, Inc. is a bank holding company headquartered in Jericho, New York, with an additional branch office in Garden City, New York and an administrative office in Palm Beach Gardens, Florida. At March 31, 2017, Esquire had approximately $438.1 million in assets. Its wholly-owned subsidiary, Esquire Bank, National Association, is a full service commercial bank dedicated to serving the financial needs of the legal industry and small businesses nationally, as well as commercial and retail customers in the New York metropolitan area.

Cautionary Note Regarding Forward-Looking Statements

This press release includes "forward-looking statements," including with respect to the initial public offering. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to: changes in business plans as circumstances warrant; changes in general economic, business and political conditions, including changes in the financial markets; and other risks detailed in the "Cautionary Note Regarding Forward-Looking Statements," "Risk Factors" and other sections of the Registration Statement. Potential investors should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "attribute," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and Esquire does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as may be required by law.

Contact Information:

Eric Bader
Executive Vice President and Chief Financial Officer
Esquire Financial Holdings, Inc.
(516) 535-2002
eric.bader@esqbank.com